QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 16.1

August 12, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read the Form S-1 dated August 12, 2008 of Metastorm, Inc. and are in agreement with the statements contained in the paragraph labeled "Changes in Accountants" on pages 66 and 67 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ ERNST & YOUNG LLP

QuickLinks

  EXHIBIT 16.1